Calculation of Filing Fee Tables
S-8
SMITH MICRO SOFTWARE, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	600,000	$ 2.57	$ 1,542,000.00	0.0001381	$ 212.95
Total Offering Amounts:						$ 1,542,000.00		$ 212.95
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 212.95
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers an indeterminate number of additional shares of Common Stock that may be issued pursuant to the Amended and Restated Omnibus Equity Incentive Plan, as amended (the "Plan") as the result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock. The Amount Registered represents shares of Common Stock issuable pursuant to the Plan being registered pursuant to this Registration Statement. The Proposed Maximum Offering Price Per Share and the Maximum Aggregate Offering Price are estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act at $2.57 per share of Common Stock, based on the average of the high ($2.61) and low ($2.53) prices for the registrant's Common Stock as reported on the Nasdaq Capital Market on July 2, 2026 (rounded to the nearest cent), which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources